UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2004

PLATO Learning, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-20842	36-3660532
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10801 Nesbitt Avenue South, Bloomington, Minnesota		55437
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-832-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 13, 2004, PLATO Learning, Inc. (the "Company") entered into new employment agreements with the following executive officers: Laurence L. Betterley, Senior Vice President and Chief Financial Officer; David H. LePage, Senior Vice President, Operations; Frank A. Preese, Chief Technology Officer; and Jill S. Verlo, Vice President, Human Resources. These employment agreements each take effect on January 1, 2005, except for Mr. Betterley's agreement which has an effective date of November 5, 2004.

Each of the agreements has an initial term through December 31, 2005. Beginning January 1, 2006, and each January 1 thereafter, the agreements will be subject to an automatic one-year extension, unless terminated prior to that date. In the event of a change in control, as defined, the agreement term is automatically extended for two years from the date of the change in control. Each of the executive officers will: (a) receive an annual salary as stated in their individual agreement, (b) be eligible for annual cash bonus compensation based on bonus amounts and performance criteria determined by our Board of Directors, (c) be eligible for stock option grants in accordance with our stock option plan and at the discretion of the Board, and (d) be eligible for other employee benefit plans and programs similar to those available to our other senior executives, excluding our Chief Executive Officer.

Upon termination by the executive officer for good reason or by the Company without cause, as defined, the executive officer will receive: (a) a lump sum severance payment equal to one times their annual salary and (b) continuation of health and other welfare benefits for twelve months following termination. Upon a change in control, as defined, the term of the agreement is automatically extended for two years from the date of the change in control. If the executive officer's employment continues for this two-year period, he/she will receive a lump sum cash retention bonus equal to one times their annual salary. If, during this two-year period, the executive officer terminates employment for good reason or is terminated by the Company without cause, he/she will receive a lump sum severance payment equal to one times (one and one-half times, in the case of Mr. Betterley) their annual salary.

The agreements also provide for a one year non-compete period following termination of employment.

Copies of these agreements are filed as Exhibits 10.46, 10.47, 10.48 and 10.49 to, and incorporated by reference in, this report.

Item 1.02. Termination of a Material Definitive Agreement.

On November 2, 2004, as part of the Company's review of its existing employment arrangements, the Compensation Committee of our Board of Directors notified certain of our executive officers that the Company intended to provide new employment agreements in December and that their existing Employment and Employment Security Agreements with the Company would not be renewed. Accordingly, unless otherwise amended or terminated, the existing Employment and Employment Security Agreements terminate, by their terms, on December 31, 2004. The Company has entered into the new employment agreements referenced in Item 1.01 of this report.

The executive officers covered by this notification were John Murray, Gregory J. Melsen, Robert M. Kilgarriff, Frank A. Preese, John C. Super, David H. LePage and Jill S. Verlo.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.46 Employment Agreement with Larry Betterley
10.47 Employment Agreement with David H. LePage
10.48 Employment Agreement with Frank Preese
10.49 Employment Agreement with Jill Verlo

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATO Learning, Inc.

December 17, 2004	By:	Laurence L. Betterley

Name: Laurence L. Betterley
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.46	Employment Agreement with Larry Betterley
10.47	Employment Agreement with David H. LePage
10.48	Employment Agreement with Frank Preese
10.49	Employment Agreement with Jill Verlo